Exhibit 8.1

Exhibit 8.1

ZENATECH, INC.

LIST OF SUBSIDIARIES

ZenaTech, Inc., originally incorporated as ZenaPay, Inc., is a British Columbia, Canada company. The following table sets forth the subsidiaries of ZenaTech, Inc. as of the date of this Annual Report on Form 20-F. All subsidiaries are wholly owned by ZenaTech, Inc., except as otherwise indicated.

No.	Name of Subsidiary	Jurisdiction of Incorporation
1	ZenaTech, Inc.	Wyoming, USA
2	PacePlus Inc.	Wyoming, USA
3	SystemView Inc.	Wyoming, USA
4	ZigVoice, Inc.	Wyoming, USA
5	ZenaDrone, Inc.	Wyoming, USA
6	ZenaDrone Limited	Ireland
7	ZenaDrone Manufacturing, Inc.	Arizona, USA
8	Othership Ltd.	United Kingdom
9	Workaware, Inc.	Wyoming, USA
10	TillerStack, GmbH	Germany
11	TillerStack, Inc.	Wyoming, USA
12	Ecker Capital, Inc	Wyoming, USA
13	Drone as a Service, Inc.	Wyoming, USA
14	DroneAsAService.com Drone Services Inc.	British Columbia, Canada
15	ZenaDrone Trading L.L.C.	United Arab Emirates
16	ZenaDrone Manufacturing (FZE)	United Arab Emirates
17	Spider Vision Sensors, Ltd.	Taiwan
18	Weddle Surveying Inc.	Oregon, USA
19	Casado Design Limited	United Kingdom
20	Empire Land Surveying, Inc.	Florida, USA
21	Morgan Land Services, Inc.	North Carolina, USA
22	Cardinal Survey & Design, Inc.	Florida, USA

Exhibit 8.1

23	A & J Land Surveyors, Inc.	Florida, USA
24	Survey East, Inc. (d/b/a Miller Land Surveying)	Florida, USA
25	3232605 Nova Scotia Limited (d/b/a Sunrise Window Cleaners)	Nova Scotia, Canada
26	Vara 3D, Inc.	Utah, USA
27	Laventure & Associates, Inc.	Florida, USA
28	Atlantic Civil Engineering, Inc.	Florida, USA
29	DaaS SW, Incorporated	Wyoming, USA
30	L. D. King Engineering Co., Inc.	California, USA
31	Drone as a Service Franchise, Inc.	Wyoming, USA
32	Zena AI, Inc.	Louisiana, USA
33	Drone as a Service.com Pty Ltd	Australia
34	ZenaDrone Inc.	British Columbia, Canada
35	PsPortals, Inc.	Delaware, USA
36	Interactive Systems, Inc.	Massachusetts, USA
37	interlinkONE, Inc.	Massachusetts, USA
38	ZooOffice, Inc.	Illinois, USA
39	KJM Land Surveying, Inc.	Florida, USA
40	Wallace Surveying Corporation	Florida, USA
41	Lescure Engineers, Inc.	California, USA
42	Putt Land Surveying, Inc.	Arizona, USA
43	Rampart Surveys Inc.	Colorado, USA
44	Smith Surveying, Inc.	Florida, USA
45	Holt Surveying & Mapping, Inc.	Washington, USA
46	Andrew Spiewak Land Surveyor, Inc.	Illinois, USA
47	ZenaDrone Havacilik Hizmetleri Lmt.	Turkey

All entities listed above are wholly owned (100%) by ZenaTech, Inc.